UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   April 29, 2009

DPL Inc.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-9052	31-1163136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Woodman Drive, Dayton, Ohio		45432
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:   (937) 224-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2009, DPL Inc. (the “Company”) issued a press release announcing that Mr. Joseph W. Mulpas has joined the Company as Vice President, Controller and Chief Accounting Officer.  Mr. Mulpas’ appointment was made by the Company’s Board of Directors on April 29, 2009.  Mr. Mulpas will serve as the Vice President, Controller and Chief Accounting Officer of both the Company and the Company’s principal subsidiary, The Dayton Power and Light Company (“DP&L”).  Mr. Mulpas will report to Frederick J. Boyle, Senior Vice President, Chief Financial Officer and Treasurer.  Mr. Boyle, in addition to his current position of Senior Vice President, Chief Financial Officer and Treasurer, had also been the Controller and Chief Accounting Officer of the Company prior to Mr. Mulpas joining the Company.

Prior to his appointment with the Company, Mr. Mulpas, age 37, worked for the last fifteen years at the accounting firm Deloitte & Touche LLP, serving most recently as Partner in the firm’s Audit & Enterprise Risk Services and also in such positions as Senior Manager, Audit & Enterprise Risk Services; Senior Manager, Energy Resource Department; and Senior Manager, National Office SEC Services Department.  A copy of the press release announcing Mr. Mulpas joining the Company is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In connection with his appointment as an executive officer of the Company, Mr. Mulpas entered into a Participation Agreement, dated May 18, 2009, with the Company and DP&L.  Under the Participation Agreement, Mr. Mulpas is eligible to participate in the Company’s Executive Incentive Compensation Plan (“EICP”), 2006 Equity and Performance Incentive Plan (“EPIP”), Severance Pay and Change of Control Plan, Supplemental Executive Defined Contribution Retirement Plan, 2006 Deferred Compensation Plan for Executives and Pension Restoration Plan (collectively, the “Compensation Plans”), and to receive additional benefits, such as reimbursement of relocation expenses, that are provided to other similarly situated employees of the Company.  In addition, under his Participation Agreement, Mr. Malpus is entitled to receive a $20,000 perquisite allowance for 2009 and for each year that he is designated by the Company’s Compensation Committee as eligible to receive a perquisite allowance.  The Participation Agreement also provides that Mr. Mulpas is subject to non-solicitation obligations until two years following his employment with the Company.  A copy of Mr. Mulpas’ Participation Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

As part of his participation in the Company’s executive officer compensation program, the Company’s Board of Directors, upon the recommendation of its Compensation Committee, approved Mr. Mulpas’ (i) initial base salary rate for 2009 (“Base Salary Rate”), (ii) target annual cash incentive opportunity for 2009 under the EICP (“EICP Award”), and (iii) target long-term performance share incentive opportunity (“LTIP Award”) for each of the 2009-2011, 2008-2010, and 2007-2009 Long-Term Incentive Plan performance periods developed under the EPIP, as set forth in the table below.  Mr. Mulpas’ LTIP Award for each of the 2008-2010 and 2007-2009 performance periods will be pro-rated based on Mr. Mulpas’ hire date.

Base Salary Rate	EICP Award (as % of Base Salary Rate)	LTIP Award (as % of Base Salary Rate)
$225,000	35%	50%

The Compensation Plans, in addition to other elements of the Company’s executive officer compensation program, are more fully described in the Company’s Proxy Statement for the 2009 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on March 18, 2009.  In addition, the annual management objectives for 2009 under the EICP that have been approved by the Company’s Board of Directors for executive officers are described in the Company’s Form 8-K filed with the Securities and Exchange Commission on March 3, 2009.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Participation Agreement, dated May 18, 2009, among DPL Inc., The Dayton Power and Light Company and Joseph W. Mulpas

99.1	Press Release of DPL Inc., dated May 18, 2009

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPL Inc.

Date: May 18, 2009
/s/ Douglas C. Taylor
	Name:	Douglas C. Taylor
	Title:	Senior Vice President, General Counsel and Corporate Development

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

10.1	Participation Agreement, dated May 18, 2009, among DPL Inc., The Dayton Power and Light Company and Joseph W. Mulpas	E

99.1	Press Release of DPL Inc., dated May 18, 2009	E